Removal of Conditions and

Amending Agreement

February 25, 2005

-between-

FACT CORPORATION

(Vendor)

-and-

CALFRAC WELL SERVICES LTD.

(Assigned Purchaser)

Further to an Offer to Purchase dated December 17, 2004 from Matco Investments Ltd. or Nominee (Purchaser), to Fact Corporation (Vendor);  and further to Fact Corporation’s letter of response dated December 21, 2004; and further to the conditional acceptance letter dated December 22, 2004; and further to the Assignment letter dated December 22, 2004, in which the Agreement to Purchase was assigned from Matco Investments Ltd. to Calfrac Well Services Ltd.;

The parties hereby agree as follows:

The Purchaser removes its condition precedent as described in clause 7.0 of the Offer to Purchase, subject to the following items, which shall become Conditions to Closing.

1)

The Vendor shall have completed, and forwarded to the Purchaser,  a written termination agreement with Group 4 Falck (Canada) Ltd. that contemplates Group 4 and their Subtenant (No Matter Ware Inc.), providing vacant possession of the space they currently occupy no later than April 30, 2005;

2)

The Vendor will have completed, and forwarded to the Purchaser,  a written termination agreement with Canada Chemical that contemplates vacant possession of the space they currently occupy no later than April 30, 2005;

3)

The Vendor shall, no later than March 15, 2005, in documented form acceptable to the Purchaser, provide confirmation to the Purchaser that subtenant TJ/H2b Analytical Services Inc. shall provide vacant possession of the premises they currently occupy by October 31, 2005.

4)

 The Vendor shall, no later than March 15, 2005, in documented form acceptable to the Purchaser, provide confirmation to the Purchaser that SpectroChem Inc. will agree to an alternative access to SpectroChem Inc.’s premises.   The costs associated with providing the alternative access shall be borne by the Purchaser.

The Date of Closing, as described in clause 2.0 of the Offer to Purchase, shall be amended to become two (2) weeks after the completion of items  #1, #2, #3 and #4 above.

Acknowledged and Accepted this 25th day of February, 2005

CALFRAC WELL SERVICES LTD.

Per:

/s/ Gordon Dibb

Acknowledged and Accepted this 3rd day of March, 2005

FACT CORPORATION

Per:

/s/ Jacqueline Danforth